Exhibit 3.1

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

AND ARTICLES OF ASSOCIATION

OF

GEBE Environmental Technology Limited

Incorporated on the 26th day of June 2024

Amendment registered on [●] 2025

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GEBE Environmental Technology Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

GEBE Environmental Technology Limited

1.	NAME

The name of the Company is GEBE Environmental Technology Limited (the “Company”).

2.	STATUS

The Company is a company limited by shares.

3.	REGISTERED OFFICE AND REGISTERED AGENT

(a)	The first registered office of the Company is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, the office of the first registered agent.

The current registered office of the Company is at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands.

(b)	The first registered agent of the Company is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

The current registered agent of the Company is Conyers Trust Company (BVI) Limited of Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands.

4.	CAPACITY AND POWERS

Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of subparagraph (a), full rights, powers and privileges.

For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

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5.	NUMBER AND CLASSES OF SHARES

5.1	The Company is authorised to issue a maximum of 13,888,000,000 no par value Shares of a single class.

5.2	Shares in the Company shall be issued in the legal currency of the United States of America.

5.3	Shares may be issued in one or more series of shares as the Board of Directors may determine from time to time.

5.4	Notwithstanding any other provision of this Memorandum or the Articles, the Company may from time to time by Resolution of Directors adopted in accordance with Clause 10 of this Memorandum, and without prior notice to or obtaining the approval of any Member, amend this Memorandum and/or the Articles to authorise the issuance by the Company of any additional class or classes of shares with or without par value (each an “Additional Class of Shares”) and specify the rights, privileges, restrictions and conditions attaching to each such Additional Class of Shares, as the Board of Directors may determine in their sole and absolute discretion. Without limitation to the foregoing, the Board of Directors may by Resolution of Directors determine:

(a)	the number of shares constituting an Additional Class of Shares and the distinctive designation of that class;

(b)	the dividend and other distribution rights of the Additional Class of Shares and, if the Additional Class of Shares are preferred shares, the preference rate and/or coupon; whether dividends shall be cumulative and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on the Shares or any other class or classes of shares;

(c)	whether the Additional Class of Shares shall have voting rights and, if so, the terms and conditions of such voting rights, including, without limitation, whether they shall vote separately or together as a single class with the Shares and/or any other class of shares;

(d)	whether the Additional Class of Shares shall have conversion and/or exchange rights and privileges and, if so, the terms and conditions of such conversion and/or exchange, including, without limitation, whether conversion or exchange is at the option of the holder or the Company (or both), the trigger events for conversion or exchange and/or provisions for adjustment of the conversion or exchange rate;

(e)	whether the Additional Class of Shares shall be redeemable and, if so, the terms and conditions of such redemption, including, without limitation, the manner of selecting shares for redemption, the trigger events for redemption, whether redemption is at the option of the holder or the Company (or both) and the method for calculating the consideration (in cash or in kind) that is due in case of redemption, which may be less than the market value and may be variable;

(f)	the rights of the shares of that Additional Class of Shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including, without limitation, any liquidation preference and whether such rights shall be in preference to, or in relation to, the comparable rights of the Shares or any other class or classes of shares; and

(g)	any other relative, participating, optional or other special rights, privileges, powers, qualifications, limitations or restrictions of that Additional Class of Shares, including, without limitation, any right to appoint and/or remove one or more directors of the Company.

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5.4	Unless expressly provided by the terms of any Additional Class of Shares as set out in this Memorandum from time to time, the authorisation and issuance by the Company of any Additional Class of Shares and any attendant amendments to this Memorandum and the Articles pursuant to Clause 5.3 of this Memorandum shall be deemed not to constitute a variation of any class rights attaching to the Shares or any other class or classes of shares of the Company then in issue (whether for the purposes of Clause 7 of this Memorandum or otherwise), and, for the avoidance of doubt, no Resolution of Members, class resolution or other approval of the Members or any one of them shall be required for such authorisation and issuance or the attendant amendments to this Memorandum and the Articles.

6.	RIGHTS ATTACHING TO SHARES

Subject to this Memorandum and the Articles and the rights attaching to any Additional Class of Shares, each Share of the Company confers on the holder the following:

(a)	Dividends

Holders of the ordinary shares of the Company shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b)	Capital

Each holder of an ordinary share of the Company shall have the right to an equal share in the distribution of any surplus assets of the Company on the winding up or dissolution of the Company.

(c)	Attendance at General Meetings and Voting

Holders of ordinary shares of the Company have the right to receive notice of, attend, speak and vote at general meetings of the Company.

7.	VARIATION OF CLASS RIGHTS

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class or series. To every such separate general meeting all the provisions of the Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a)	separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the Board, or (ii) a majority of the entire Board (unless otherwise specifically provided by the terms of issue of the shares of such class or series). Nothing in this Clause 7 shall be deemed to give any Member or Members the right to call a class or series meeting;

(b)	the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a Member being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall form a quorum);

(c)	every holder of shares of the class shall be entitled (whether on a show of hands or on a poll) to one vote for every such share held by him; and

(d)	any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

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8.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

Rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

9.	REGISTERED SHARES

The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

10.	AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

Subject to Clause 7, the Company may amend its Memorandum or Articles by a Resolution of Members or a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members;

(d)	to clauses 6, 7, 8 or this clause 10.

11.	DEFINITIONS

The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

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We, Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association on the 26th day of June, 2024:

Incorporator

SIGNED

___________________________________

(Sd.) Rexella D. Hodge

Authorised Signatory

Vistra (BVI) Limited

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

GEBE Environmental Technology Limited

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TABLE OF CONTENTS

INTERPRETATION		DIRECTORS AND OFFICERS
1.	Definitions	37.	Election of Directors
SHARES		38.	Number of Directors
2.	Power to Issue Shares	39.	Term of Office of Directors
3.	Power of the Company to Purchase its Shares	40.	Alternate and Reserve Directors
4.	Treatment of Purchased, Redeemed or Acquired Shares	41.	Removal of Directors
5.	Treasury Shares	42.	Vacancy in the Office of Director
6.	Consideration	43.	Remuneration of Directors
7.	Forfeiture of Shares	44.	Resignation of directors
8.	Share Certificates	45.	Directors to Manage Business
9.	Fractional Shares	46.	Committees of Directors
REGISTRATION OF SHARES		47.	Officers and Agents
10.	Register of Members	48.	Removal of Officers and Agents
11.	Registered Holder Absolute Owner	49.	Duties of Officers
12.	Transfer of Registered Shares	50.	Remuneration of Officers
13.	Transmission of Registered Shares	51.	Standard of Care
ALTERATION OF SHARES		52.	Conflicts of Interest
14.	Power to Alter Shares	53.	Indemnification and Exculpation
15.	Restrictions on the Division of Shares	MEETINGS OF THE BOARD OF DIRECTORS
DISTRIBUTIONS		54.	Board Meetings
16.	Distributions	55.	Notice of Board Meetings
17.	Power to Set Aside Profits	56.	Participation in Meetings by Telephone
18.	Unauthorised Distributions	57.	Quorum at Board Meetings
19.	Distributions to Joint Holders of Shares	58.	Board to Continue in the Event of Vacancy
MEETINGS OF MEMBERS		59.	Chairman to Preside
20.	General Meetings	60.	Powers of Sole Director
21.	Location	61.	Proceedings if One Director
22.	Requisitioned General Meetings	CORPORATE RECORDS
23.	Notice	62.	Documents to be Kept
24.	Giving Notice	63.	Form and Use of Seal
25.	Service of Notice	ACCOUNTS
26.	Participating in Meetings by Telephone	64.	Books of Account
27.	Quorum at General Meetings	65.	Form of Records
28.	Chairman to Preside	66.	Financial Statements
29.	Voting on Resolutions	67.	Distribution of Accounts
30.	Power to Demand a Vote on a Poll	AUDITS
31.	Voting by Joint Holders of Shares	68.	Audit
32.	Instrument of Proxy	69.	Appointment of Auditor
33.	Representation of Members	70.	Remuneration of Auditor
34.	Adjournment of General Meetings	71.	Duties of Auditor
35.	Business at Adjourned Meetings	72.	Access to Records
36.	Directors Attendance at General Meetings	73.	Auditor Entitled to Notice
36A.	Written Consent of Members	VOLUNTARY LIQUIDATION
		74.	Liquidation
		FUNDAMENTAL CHANGES
		75.	Changes
		76.	Continuation under Foreign Law

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1.	Definitions

1.1.	In the Memorandum and these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

“Act”	BVI Business Companies Act, as from time to time amended or restated;

“Affiliates”	as defined in Rule 501(b) of Regulation D under the Securities Act;

“Articles”	these Articles of Association as originally registered or as from time to time amended or restated;

“Audit Committee”	the audit committee of the Company formed by the Board pursuant to Article 46.6, or any successor audit committee;

“Auditor”	the independent auditor of the Company which shall be an internationally recognized firm of independent accountants;

“Board” or "Director(s)" or “Board of Directors”	the board of directors of the Company or the directors present at a meeting of directors of the Company at which a quorum is present;

“central depository entity”	an entity which acts as a central depository of shares or securities and is recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts or depositary shares therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction;

“clearing house”	a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction;

“Company”	GEBE Environmental Technology Limited;

"Designated Stock Exchange"	the stock exchange in the United States of America on which any shares of the Company (or depositary receipts therefor) are listed for trading;

“Distribution”	(a) the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or

(b) the incurring of a debt to or for the benefit of a Member;

in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Exchange Act”	the Securities Exchange Act of 1934, as amended, of the United States of America;

“Member”	a person whose name is entered in the register of members as the holder of one or more shares, or fractional shares, in the Company;

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“Memorandum”	the amended and restated Memorandum of Association of the Company as originally registered or as from time to time amended or restated;

“Resolution of Directors”	(a)

a resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

(b) subject to Article 41.1, a resolution consented to in writing by all of the directors or of all the members of a committee of directors of the Company, as the case may be;

“Resolution of Members”	(a)

a resolution approved at a duly constituted meeting of Members by the affirmative vote of a simple majority of the votes of those Members present at the meeting and entitled to vote and voting on the resolution; or

(b) subject to Article 41.1, a resolution consented to in writing by all of the Members entitled to vote thereon;

“Seal”	the common seal of the Company;

“SEC”	the United States Securities and Exchange Commission;

“Secretary”	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

“Securities Act”	the Securities Act of 1933, as amended, of the United States of America;

“Share” or “share”	a share of any class or series issued or to be issued by the Company;

“Statutes”	the Act, the Exchange Act, the Securities Act and every other law of the British Virgin Islands or the United States of America for the time being in force applying to or affecting the Company, the Memorandum and/or these Articles;

“Treasury Share”	a share of the Company that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

“Transfer Agent”	means the transfer agent and registrar appointed by the Company by Resolution of Directors from time to time in respect of the Shares of the Company for so long as the Shares are listed on a Designated Stock Exchange or any other recognised exchange.

1.2.	In the Memorandum and these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

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(d)	a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

(e)	a reference to money is, unless otherwise stated, a reference to the currency in which shares of the Company shall be issued;

(f)	the words:-

(i)	"may" shall be construed as permissive; and

(ii)	"shall" shall be construed as imperative; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3.	In the Memorandum and these Articles, expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing or reproducing words or figures in a legible and non-transitory form or, to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations, any visible substitute for writing (including an electronic communication), or modes of representing or reproducing words partly in one visible form and partly in another visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable Statutes, rules and regulations.

1.4.	In the Memorandum and these Articles, references to any law, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force.

1.5.	In the Memorandum and these Articles, references to a document (including, but without limitation, a resolution in writing) being signed or executed include references to it being signed or executed under hand or under seal or by electronic signature or by electronic communication or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not.

1.6.	Where a Member is a corporation, any reference in the Memorandum and these Articles to a Member shall, where the context requires, refer to a duly authorised representative of such Member.

1.7.	Headings used in the Memorandum and these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to the provisions of the Memorandum, the unissued shares of the Company shall be at the disposal of the Board which may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

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2.2	Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares or ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares or ordinary shares authorized by and complying with the conditions of the Memorandum and these Articles.

3.	Power of the Company to Purchase its Shares

Subject to these Articles, the Company may by Resolution of Directors, at any time and on such terms as may be determined by the Board, purchase, redeem or otherwise acquire and hold its own Shares. Sections 60, 61 and 62 of the Act shall not apply to the Company.

4.	Treatment of Purchased, Redeemed or Acquired Shares

4.1.	Subject to Article 4.2, a Share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share.

4.2.	The Company may only hold a Share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of Shares purchased, redeemed or otherwise acquired, when aggregated with Shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the Shares of that class previously issued by the Company, excluding Shares that have been cancelled.

5.	Treasury Shares

5.1.	Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares.

5.2.	All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the Share as a Treasury Share.

6.	Consideration

6.1.	A share may be issued for consideration, in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

6.2.	No share may be issued for a consideration, which is in whole or part, other than money unless the Board passes a resolution stating:

(a)	the amount to be credited for the issue of the share; and

(b)	that, in its opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the share.

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6.3.	No share may be issued by the Company that:

(a)	increases the liability of a person to the Company; or

(b)	imposes a new liability on a person to the Company,

unless that person, or an authorised agent of that person, agrees in writing to becoming the holder of the share.

6.4.	The consideration for a share with par value shall not be less than the par value of the share.

6.5.	A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

7.	Forfeiture of Shares

7.1.	Where a share is not fully paid for on issue, the Board may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made.

7.2.	The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice, the share will be liable to be forfeited.

7.3.	Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the Board by Resolution of Directors may, at any time before tender of payment, forfeit and cancel the share to which the notice relates and direct that the register of members be updated.

7.4.	Upon forfeiture and cancellation pursuant to Article 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share.

8.	Share Certificates

8.1.	The Company shall not be required to issue certificates in respect of its shares to a Member, but may elect to do so by the determination of any one director or the Secretary in his sole discretion, upon the request and at the expense of the Member.

8.2.	If the Company issues share certificates, the certificates shall be signed by at least one director or such other person who may be authorised by Resolution of Directors to sign share certificates, or shall be under the common seal of the Company, with or without the signature of any director, and the signatures and common seal may be facsimiles.

8.3.	Any Member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

9.	Fractional Shares

The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

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REGISTRATION OF SHARES

10.	Register of Members

10.1.	The Board shall cause there to be kept a register of members in which there shall be recorded the name and address of each Member, the number of each class and series of shares held by each Member, the date on which the name of each Member was entered in the register of members and the date upon which any person ceased to be a Member.

10.2.	The register of members may be in such form as the Board may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the Board otherwise determines, the magnetic, electronic or other data storage form shall be the original register of members.

10.3.	In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board may fix a record date which shall not be more than sixty (60) nor less than five (5) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board may in their discretion fix a new record date for the adjourned meeting.

11.	Registered Holder Absolute Owner

11.1.	The entry of the name of a person in the register of members as a holder of a share in the Company is prima facie evidence that legal title in the share vests in that person.

11.2.	The Company may treat the holder of a registered share as the only person entitled to:

(a)	exercise any voting rights attaching to the share;

(b)	receive notices;

(c)	receive a Distribution in respect of the share; and

(d)	exercise other rights and powers attaching to the share.

12.	Transfer of Registered Shares

12.1.	For so long as the shares of the Company are listed on a Designated Stock Exchange or any other recognised exchange, the shares of the Company may be freely transferred without the need for a written instrument of transfer provided that the transfer is carried out in accordance with (i) the laws, rules, procedures and other requirements applicable to shares registered on the relevant exchange and section 54A of the Act; and (ii) the rules, procedures and requirements imposed by the Transfer Agent.

12.2.	If at any time the shares of the Company are not listed on a Designated Stock Exchange or any other recognised exchange, shares in the Company shall only be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the share imposes a liability to the Company on the transferee. The instrument of transfer shall be sent to the Company for registration.

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12.3.	The Company shall, on receipt of an instrument of transfer, enter the name and address of the transferee of the share in the register of members unless the Board resolves to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

12.4.	The Board is permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer where it reasonably determines that it is in the best interest of the Company to do so. Without limiting the generality of the foregoing, the Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares.

12.5.	Where the Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.

12.6.	The transfer of a share is effective when the name of the transferee is entered in the register of members and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee's name has been entered in the register of members.

12.7.	If the Board is satisfied that an instrument of transfer has been signed but that the instrument has been lost or destroyed, it may resolve:

(a)	to accept such evidence of the transfer of the shares as they consider appropriate; and

(b)	that the transfer of shares be recorded, including by the entry of the transferee's name in the register of members.

13.	Transmission of Registered Shares

13.1.	The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member's share.

13.2.	Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the Board shall treat it as such.

13.3.	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

ALTERATION OF SHARES

14.	Power to Alter Shares

14.1.	The Company may amend the Memorandum to increase or reduce the maximum number of shares that the Company is authorised to issue, or to authorise the Company to issue an unlimited number of shares.

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14.2.	Subject to the Memorandum and these Articles and the Act, the Company may from time to time by Resolution of Directors or Resolution of Members:

(a)	divide its shares, including issued shares, into a larger number of shares; or

(b)	combine its shares, including issued shares, into a smaller number of shares;

provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares.

14.3.	A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

15.	Restrictions on the Division of Shares

The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorised to issue to be exceeded.

DISTRIBUTIONS

16.	Distributions

16.1.	The Board may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company's assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect.

16.2.	Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in the manner provided in Article 24 and all Distributions unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company.

17.	Power to Set Aside Profits

The Board may, before authorising any Distribution, set aside out of the profits of the Company such sum as it thinks proper as a reserve fund, and may invest the sum so set apart as a reserve fund in such securities as it may select.

18.	Unauthorised Distributions

18.1.	If, after a Distribution is authorised and before it is made, the Board ceases to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company's assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised.

18.2.	A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company's assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

19.	Distributions to Joint Holders of Shares

If two or more persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

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MEETINGS OF MEMBERS

20.	General Meetings

20.1	The Board, by Resolution of Directors, may convene meetings of the Members of the Company at such times and in such manner as the Board considers necessary or desirable.

20.2	For so long as any shares of the Company (or depositary receipts therefor) are listed for trading on a Designated Stock Exchange, the Company shall hold an annual meeting of the Members of the Company designated as such by the Board (each, an “Annual Meeting”) once in every calendar year. Only the Board of Directors may convene an Annual Meeting.

20.3	Any meeting of Members which is not an Annual Meeting shall be designated as a “Special Meeting”. Special Meetings may only be called:
(a)	by the Chairman or Chairwoman of the Board of Directors;

(b)	by the Board of Directors at their own initiative and in their sole discretion; or

(c)	by the Board of Directors upon receiving a written request from a Member or Members that complies with Article 22 below.

21.	Location

Any meeting of the Members may be held at such date, time and place, either within or outside the British Virgin Islands, either virtually or in person, as may be determined from time to time by the Board and stated in the notice of the meeting or in a duly adopted waiver of notice thereof.

22.	Requisitioned General Meetings

The Board shall call a meeting of the Members if requested in writing to do so by Members entitled to exercise at least thirty percent (30%) of the voting rights in respect of the matter for which the meeting is being requested.

23.	Notice

23.1.	The Board shall give not less than seven days' notice of meetings of Members to those persons whose names, on the record date fixed by the Board for determining Members entitled to attend and vote at the meeting (or, if no record date has been determined by the Board for the meeting, on the date the notice is given), appear as Members in the register of members of the Company and are entitled to vote at the meeting.

23.2.	A meeting of Members held in contravention of the requirement in Article 23.1 is valid if Members holding a ninety percent (90%) majority of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall be deemed to constitute waiver on his part.

23.3.	The inadvertent failure of the Board to give notice of a meeting to a Member, or the fact that a Member has not received notice, does not invalidate the meeting.

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24.	Giving Notice

24.1.	Any notice or document may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the register of members or to such other address given for the purpose. Notices and/or documents may be sent by mail, courier service, facsimile, electronic mail or other mode of representing words in a legible form as agreed by such Member or may also be served by advertisement in appropriate newspaper(s) in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the applicable laws, by placing it on the Company’s website and giving to the Member a notice stating that the notice or other document is available there (a “notice of availability”). The notice of availability may be given to a Member by any of the means set out above other than by posting it on a website.

24.2.	Any notice or document required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the register of members and notice so given shall be sufficient notice to all the holders of such shares.

25.	Service of Notice

Any notice or document:

(a)	if served or delivered by post, shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by a Director, the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

(b)	if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent. A notice or document placed on the Company’s website is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member; and

(c)	if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission or publication; and in proving such service or delivery a certificate in writing signed by a Director, the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, despatch or transmission or publication shall be conclusive evidence thereof.

26.	Participating in Meetings by Telephone

A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

27.	Quorum at General Meetings

27.1.	A meeting of Members is properly constituted if at the commencement of the meeting there are present in person or by proxy not less than fifty percent (50%) of the votes of the shares or class or series of shares entitled to vote on Resolutions of Members to be considered at the meeting.

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27.2.	If, within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the Board may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

27.3.	If a quorum is present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter and a certificate signed by such person accompanied, where such person be a proxy, by a copy of the proxy form, shall constitute a valid Resolution of Members.

28.	Chairman to Preside

At every meeting of Members, the chairman of the Board shall preside as chairman of the meeting. If there is no chairman of the Board or if the chairman of the Board is not present at the meeting, the Members present shall choose one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman of the meeting.

29.	Voting on Resolutions

29.1	At any meeting of the Members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof.

29.2	All questions submitted to a meeting of the Members shall be decided by a simple majority of votes except where a greater majority is required by these Articles, by the Act or the rules and regulations of the Designated Stock Exchange.

30.	Power to Demand a Vote on a Poll

30.1.	Holders of shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting on a show of hands every Member present in person (or being a corporation, is present by a duly authorised representative), or by proxy shall have one vote and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share. Notwithstanding anything contained in these Articles, where more than one proxy is appointed by a Member which is a clearing house or a central depository entity (or its nominee(s)), each such proxy shall have one vote on a show of hands. A resolution put to the vote of a meeting shall be decided by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless voting by way of a poll is required by the rules and regulations of the Designated Stock Exchange or (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

(a)	by at least three (3) Members present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting; or

(b)	by a Member or Members present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative and representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting; or

(c)	by a Member or Members present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

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A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member. Votes (whether on a show of hands or by way of poll) may be cast by such means, electronic or otherwise, as the Directors or the chairman of the meeting may determine.

30.2.	Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.

30.3.	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Company shall only be required to disclose the voting figures on a poll if such disclosure is required by the rules and regulations of the Designated Stock Exchange.

30.4.	A poll demanded on the election of a chairman of a general meeting, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including, without limitation, the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman of the meeting directs. It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll not taken immediately.

30.5.	The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman of the meeting, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

30.6.	A person entitled to more than one vote need not use all his votes or cast all the votes he or she uses in the same way.

31.	Voting by Joint Holders of Shares

The following shall apply where shares are jointly owned: (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member; (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all of them; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

32.	Instrument of Proxy

32.1.	A Member may be represented at a meeting of Members by a proxy (who need not be a Member) who may speak and vote on behalf of the Member. A Member who is the holder of two or more shares in the Company may appoint more than one proxy to represent such Member and vote on such Member’s behalf in respect of different shares.

32.2.	An instrument appointing a proxy shall be in such form as the Board may from time to time determine or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

32.3.	The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a certified copy of such proxy or authority which shall be produced within seven days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

32.4.	The decision of the chairman of the meeting as to the validity of any appointment of a proxy shall be final.

32.5.	The instrument appointing a proxy shall be produced at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in the notice of the meeting or any document accompanying the notice convening the meeting not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote (or by such other time specified in the notice of the meeting) and in default the Directors may treat the instrument of proxy as valid. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

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33.	Representation of Members

33.1.	Any person other than an individual which is a Member may by resolution in writing (certified or signed by a duly authorised person) of its directors or other governing body authorise such person as it thinks fit to act as its representative (in this Article, "Representative") at any meeting of the Members or at the meeting of the Members of any class or series of shares and the Representative shall be entitled to exercise the same powers on behalf of the Member which he represents as that Member could exercise if it were an individual, and that Member shall be deemed to be present in person at any such meeting attended by its Representative.

33.2.	The right of a Representative shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the Board may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Board may rely and act upon such advice without incurring any liability to any Member.

33.3.	If a clearing house (or its nominee(s)) or a central depository entity (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its Representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such Representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house or a central depository entity (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house or a central depository entity (or its nominee(s)) including the right to vote individually on a show of hands and on a poll.

34.	Adjournment of General Meetings

The chairman of any meeting may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place.

35.	Business at Adjourned Meetings

No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

36.	Directors Attendance at General Meetings

Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

36A.	WRITTEN CONSENT OF MEMBERS

An action that may be taken by the Members at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all of the Members entitled to vote thereon. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Member entitled to vote thereon has consented to the resolution by signed counterparts.

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DIRECTORS AND OFFICERS

37.	Election of Directors

37.1.	The directors shall be elected by a Resolution of Directors or a Resolution of Members.

37.2.	No person shall be appointed as a director or nominated as a reserve director unless he has consented in writing to act as a director or to be nominated as a reserve director.

37.3.	A director shall not require a share qualification, and may be an individual or a company.

37.4.	Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at Board meetings or with respect to unanimous written consents.

38.	Number of Directors

The maximum number of directors may be fixed either by a Resolution of Directors or a Resolution of Members, provided that if the maximum number of directors is fixed by a Resolution of Members, then any change to the maximum number of directors shall only be made by a Resolution of Members.

39.	Term of Office of Directors

39.1	Each director shall hold office for the term, if any, as may be specified in the resolution appointing or re-electing him or in any Resolution of Directors or Resolution of Members or until his earlier death, resignation or removal.

39.2	Notwithstanding any other provisions in these Articles, at each annual general meeting, one-third of the directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not greater than one-third) shall retire from office by rotation, provided that every director shall be subject to retirement at an annual general meeting at least once every three years.

39.3	A retiring director shall be eligible for re-election by Resolution of Members. The directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any director who wishes to retire and not to offer himself for re-election. Any further directors so to retire shall be those of the other directors subject to retirement by rotation who have been longest in office since their last election, re-election, or appointment. As among directors who were appointed, elected, or re-elected on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by drawing lots.

39.4	Unless otherwise provided by the rules of the Designated Stock Exchange, no person other than a director retiring at the meeting shall, unless recommended by the Board for election, be eligible for election as a director at any general meeting.

40.	Alternate and Reserve Directors

40.1.	A director may at any time appoint any person (including another director) to be his alternate director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the director and deposited at the Registered Office or delivered at a meeting of the Board.

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40.2.	The appointment of an alternate director shall terminate on the happening of any event which, if he were a director, would cause him to vacate such office or if his appointor ceases for any reason to be a director.

40.3.	An alternate director has the same rights as the appointing director in relation to any directors' meeting and any written resolution circulated for written consent, save that he may not himself appoint an alternate director or a proxy. Any exercise by the alternate director of the appointing director's powers in relation to the taking of decisions by the directors is as effective as if the powers were exercised by the appointing director.

40.4.	If an alternate director is himself a director or attends a meeting of the Board as the alternate director of more than one director, his voting rights shall be cumulative.

40.5.	Unless the Board determines otherwise, an alternate director may also represent his appointor at meetings of any committee of the directors on which his appointor serves; and this Article shall apply equally to such committee meetings as to meetings of the Board.

40.6.	Where the Company has only one Member who is an individual and that Member is also the sole director, the sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director under the Act as a reserve director in the event of his death.

40.7.	The nomination of a person as a reserve director ceases to have effect if: (a) before the death of the sole Member/director who nominated him he resigns as reserve director, or the sole Member/director revokes the nomination in writing, or (b) the sole Member/director who nominated him ceases to be the sole Member/director for any reason other than his death.

41.	Removal of Directors

A director may be removed from office by a Resolution of Members or by Resolution of Directors. A resolution passed under this Article 41.1 may only be passed:

(a)	at a meeting called for the purpose of removing the director or for purposes including the removal of the director; or

(b)	by a written resolution passed by at least seventy-five percent (75%) of the votes of the Members or directors of the Company entitled to vote.

42.	Vacancy in the Office of Director

42.1.	Notwithstanding Article 37, the Board may appoint one or more directors to fill a vacancy on the Board.

42.2.	For the purposes of this Article, there is a vacancy on the Board if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office or there is otherwise a vacancy in the number of directors as fixed pursuant to Article 38.

42.3.	The office of a director shall be vacated if the director:

(a)	resigns his office by notice in writing delivered to the Company at its registered office or tendered at a meeting of the Board;

(b)	becomes of unsound mind or dies;

(c)	without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated;

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(d)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(e)	is prohibited by law from being a director; or

(f)	ceases to be a director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

42.4.	The term of any appointment under this Article may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

43.	Remuneration of Directors

With the prior or subsequent approval by a Resolution of Members, the Board may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

44.	Resignation of directors

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

45.	Directors to Manage Business

45.1.	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board.

45.2.	The Board has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

45.3.	The Board may authorise the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a Resolution of Members; but no requirement made by a Resolution of Members shall prevail if it is inconsistent with these Articles nor shall such requirement invalidate any prior act of the Board which would have been valid if such requirement had not been made.

45.4.	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

45.5.	Subject to the provisions of the Act, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

46.	Committees of Directors

46.1.	The Board may, by a Resolution of Directors, designate one or more committees of directors (including, without limitation, the Audit Committee), each consisting of one or more directors or other person(s) as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

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46.2.	All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

46.3.	Each committee of directors has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors establishing the committee, except that the Board has no power to delegate the following powers to a committee of directors:

(a)	to amend the Memorandum or these Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or approve a liquidation plan; or

(h)	to make a determination that the Company will, immediately after a proposed Distribution, meet the solvency test set out in the Act.

46.4.	A committee of directors, where authorised by the Board, may appoint a sub-committee.

46.5.	The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

46.6.	Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the rules and regulations of the Designated Stock Exchange and the rules and regulations of the SEC.

46.7.	The Board shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.

46.8.	For so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Audit Committee for the review and approval of potential conflicts of interest. Specially, the Audit Committee shall approve any transaction or transactions between the Company and any of the following parties: (i) any shareholder owning an interest in the voting power of the Company or any subsidiary of the Company that gives such shareholder significant influence over the Company or any subsidiary of the Company, (ii) any director or executive officer of the Company or any subsidiary of the Company and any relative of such director or executive officer, (iii) any person in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (i) or (ii) or over which such a person is able to exercise significant influence, and (iv) any affiliate (other than a subsidiary) of the Company.

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47.	Officers and Agents

47.1.	The Board may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. Such officers may consist of a chairman of the Board, a vice chairman of the Board, a president and one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

47.2.	Each officer or agent has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or these Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or approve a liquidation plan;

(j)	to make a determination that the Company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

48.	Removal of Officers and Agents

The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the Board may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

49.	Duties of Officers

In the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board to preside at meetings of directors and Members, the vice chairman to act in the absence of the chairman, the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the Secretary to maintain the register of members, register of directors, minute books, records (other than financial records) of the Company, and Seal and to ensure compliance with all procedural requirements imposed on the Company by applicable laws, and the treasurer to be responsible for the financial affairs of the Company.

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50.	Remuneration of Officers

The emoluments of all officers shall be fixed by Resolution of Directors.

51.	Standard of Care

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him.

52.	Conflicts of Interest

52.1.	A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

52.2.	A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Article 52.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members or (b) the Company received fair value for the transaction.

52.3.	For the purposes of this Article, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board.

52.4.	Following a disclosure made pursuant to Articles 52.1 and 52.3, a director who is interested in a transaction entered into or to be entered into by the Company may, subject to any separate requirement for Audit Committee approval under applicable laws and regulations or the rules of the Designated Stock Exchange, and unless disqualified by the chairman of the relevant Board meeting, vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other things in his capacity as director that relates to the transaction.

52.5.	Notwithstanding the foregoing, no “Independent Director” as defined in the rules of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, and with respect to whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable laws or the Company’s listing requirements, shall without the consent of the Audit Committee take any actions that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company. Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a “related party transaction” as defined by the rules of the Designated Stock Exchange or under applicable laws and regulations, shall require the approval of the Audit Committee.

53.	Indemnification and Exculpation

53.1.	Subject to Article 53.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

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53.2.	Article 53.1 does not apply to a person referred to in that Article unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

53.3.	The decision of the Board as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

53.4.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

53.5.	If a person referred to in this Article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

53.6.	Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company.

53.7.	The indemnification and advancement of expenses provided by, or granted under, these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the person's official capacity and as to acting in another capacity while serving as a director of the Company.

53.8.	The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 53.1.

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings

The Board or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as it may determine to be necessary or desirable. Any director or the Secretary of the Company may call a Board meeting.

55.	Notice of Board Meetings

A director shall be given reasonable notice of a Board meeting, but a Board meeting held without reasonable notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

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56.	Participation in Meetings by Telephone

A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

57.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of directors shall be two directors.

58.	Board to Continue in the Event of Vacancy

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a Board meeting, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members.

59.	Chairman to Preside

At every Board meeting the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting, the vice chairman of the Board shall preside. If there is no vice chairman of the Board or if the vice chairman of the Board is not present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

60.	Powers of Sole Director

If the Company shall have only one director the provisions herein contained for Board meetings shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company.

61.	Proceedings if One Director

If the Company shall have only one director, in lieu of minutes of a meeting the director shall record in writing and sign a note or memorandum (or adopt a resolution in writing) concerning all matters requiring a Resolution of Directors and such note, memorandum or resolution in writing shall be kept in the minute book. Such a note, memorandum or resolution in writing shall constitute sufficient evidence of such resolution for all purposes.

CORPORATE RECORDS

62.	Documents to be Kept

62.1.	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and these Articles;

(b)	the register of members or a copy of the register of members;

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(c)	the register of directors or a copy of the register of directors;

(d)	the register of charges or a copy of the register of charges;

(e)	copies of all notices and other documents filed by the Company in the previous ten years.

62.2.	Where the Company keeps a copy of its register of members or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

62.3.	Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

62.4.	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board may determine:

(a)	the minutes of meetings and Resolutions of Members and of classes of Members; and

(b)	the minutes of meetings and Resolutions of Directors and committees of directors.

62.5.	Where any of the minutes or resolutions described in the previous Article are kept at a place other than at the office of the Company's registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.

62.6.	Where the place at which any of the records described in Article 62.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

62.7.	The Company's records shall be kept in written form or either wholly or partly as electronic records.

63.	Form and Use of Seal

The Board shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or Assistant Secretary, or by any person or persons so authorised from time to time by Resolution of Directors.

ACCOUNTS

64.	Books of Account

The Company shall keep records and underlying documentation that:

(a)	are sufficient to show and explain the Company's transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

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65.	Form of Records

65.1.	The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

65.2.	The records and underlying documentation shall be kept for a period of at least five years from the date of completion of the relevant transaction or the company terminates the business relationship to which the records and underlying documentation relate.

66.	Financial Statements

66.1.	If required by a Resolution of Members, the Board shall cause to be made out and served on the Members or laid before a meeting of Members a profit and loss account and balance sheet of the Company for such period and on such recurring basis as the Members think fit.

66.2.	The Company's profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period.

67.	Distribution of Accounts

A copy of such profit and loss account and balance sheet shall be served on every Member in the manner and with similar notice to that prescribed herein for calling a meeting of Members or upon such shorter notice as the Members may agree to accept.

AUDITS

68.	Audit

Subject to applicable laws and regulations and the rules of the Designated Stock Exchange, the accounts of the Company shall be audited at least once in every year for so long as any shares of the Company (or depositary receipts therefor) are listed for trading on the Designated Stock Exchange.

69.	Appointment of Auditor

69.1.	Subject to applicable laws and regulations and the rules of the Designated Stock Exchange, the Board may appoint an Auditor, who shall hold office until removed from office by a Resolution of Directors, to audit the accounts of the Company. Such Auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.2.	If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

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70.	Remuneration of Auditor

The remuneration of the Auditor shall be determined by the Audit Committee or, in the absence of such an Audit Committee, by the Board.

71.	Duties of Auditor

The statement of income and expenditure and the balance sheet of the Company required to be served on every Member of the Company or laid before a meeting of the Members of the Company shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period and all the information and explanations required by the Auditor have been obtained and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Audit Committee. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the British Virgin Islands. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.

72.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

73.	Auditor Entitled to Notice

The Auditor of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

VOLUNTARY LIQUIDATION

74.	Liquidation

The Company may be liquidated in accordance with the Act only if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act.

FUNDAMENTAL CHANGES

75.	Changes

Notwithstanding section 175 of the Act, the Board may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by a Resolution of Members.

76.	Continuation under Foreign Law

The Company may by Resolution of Members or by Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

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We, Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association on the 26th day of June, 2024:

Incorporator

SIGNED

__________________________________

(Sd.) Rexella D. Hodge

Authorised Signatory

Vistra (BVI) Limited

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